Exhibit 99.1

Press Release

Contact:

Dan Madden

VP Finance and Investor Relations

+1-408-428-7929

dmadden@symmetricom.com

Symmetricom Announces Sale of Video Quality of Experience (QoE) Product Line to Cheetah Technologies

SAN JOSE, Calif. — Feb 12, 2010 — Symmetricom, Inc. (NASDAQ: SYMM), a major supplier of precise time and frequency technologies, today announced that it has signed a definitive agreement to sell the assets of its video Quality of Experience (QoE) business to Cheetah Technologies, L.P. of Pittsburgh, Pa for $2.25 million in cash. The sale is expected to close by mid-March, subject to closing conditions.

Under the terms of the agreement, Cheetah Technologies will acquire the assets related to Symmetricom’s QoE product line and will hire the majority of Symmetricom’s current QoE team.

“The sale of QoE allows us to focus on strengthening our core business and extending our time and frequency value proposition into additional markets,” said Dave Côté, president and CEO of Symmetricom. “We are pleased that the innovative QoE technology will be continued by a company whose core business is in video content, and we plan to work closely with Cheetah to support our employees and customers through the transition.”

“To meet the demand for a high quality viewing experience, our customers are becoming much more sophisticated in developing their video monitoring strategies. They need unified tools and processes to monitor video quality across their entire network more effectively – from source to consumer experience,” said Stephen John, Cheetah’s CEO.

“With the addition of the Video Quality Monitoring Business, we’re gaining a market-leading solution, which gives service providers the power to dive deep into video packets throughout every key part of their network, resulting in fewer service calls and the finest video experience for their customers. Cheetah now offers the strongest and most comprehensive combination of source to experience tools on the market today,” continued John.

About Cheetah Technologies

With a long history in Network Management, Cheetah Technologies has raised the bar in status, performance and quality monitoring while pioneering new ground in IP service testing and performance analysis. Cheetah Technologies’ network management solutions allow network operators to more efficiently and cost effectively isolate and troubleshoot multi-layered problems that impact service quality. The 2009 acquisition of the Cheetah Product Line by Cheetah Technologies, LP has brought new focus, resources and energy to the industry leader in HFC Network Management. Information about Cheetah’s products and services can be found at www.cheetahtech.com.

Cheetah Technologies is a privately held company which is owned by the Pittsburgh based investment firms The Hawthorne Group and Rosetta Capital. The Hawthorne Group is an investment and management company with holdings in the communications, railroad, assisted living, soft drink bottling, and real estate businesses. Rosetta Capital focuses on acquiring operating businesses in service industries and niche manufacturing.

About Symmetricom, Inc.

As a worldwide leader in precise time and frequency products and services, Symmetricom provides “Perfect Timing” to customers around the world. Since 1985, the company’s solutions have helped define the world’s time and frequency standards, delivering precision, reliability and efficiency to wireline and wireless networks, instrumentation and testing applications and network time management. Deployed in more than 90 countries, the company’s synchronization solutions include primary reference sources, building integrated timing supplies (BITS), GPS timing receivers, time and frequency distribution systems, network time servers and ruggedized oscillators. Symmetricom also incorporates technologies including Universal Timing Interface (UTI), Network Time Protocol (NTP), IEEE 1588 (Precision Time Protocol), and others supporting the world’s migration to Next Generation Networks (NGN). Symmetricom is based in San Jose, Calif., with offices worldwide. For more information, visit http://www.symmetricom.com.

Safe Harbor

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. These forward-looking statements include statements concerning the expected closing of the sale of the QoE business. The statements in this press release are made as of the date of this press release, even if subsequently made available by Symmetricom on its website or otherwise. Symmetricom’s actual results could differ materially from those projected or suggested in these forward-looking statements. Factors that could cause future actual results to differ materially from the results projected in or suggested by such forward-looking statements include: reduced rates of demand for telecommunication products, cable products or test and measurement products, our customers’ ability and need to upgrade existing equipment, our ability to maintain or reduce manufacturing and operating costs, timing of orders, cancellation or delay of customer orders, loss of customers, customer acceptance of new products, recessionary pressures, risks associated with consummating a divestiture, geopolitical risks such as terrorist acts and the risk factors listed from time to time in Symmetricom’s reports filed with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended June 28, 2009 and subsequent Form 10-Q’s and 8-K’s.

SYMM-G

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